UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026
____________________

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2026, Rekor Systems, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days from March 13, 2026 through April 24, 2026, the Company no longer meets the minimum bid price requirement (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “REKR.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until October 26, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period, unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). If the Company chooses to implement a reverse stock split to regain compliance, it must complete the split no later than ten business days prior to the expiration of the Compliance Period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by October 26, 2026, the Company may be eligible for an additional 180-calendar-day compliance period (the “Second Compliance Period”). To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted the Second Compliance Period. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will notify the Company that its common stock will be subject to delisting. In the event of such notification, the Company may appeal the delisting determination to a Nasdaq Hearings Panel, and the Company’s common stock would remain listed on The Nasdaq Capital Market pending the Panel’s decision.

The Company intends to monitor the closing bid price of its common stock and will consider all available options to regain compliance with the Minimum Bid Price Requirement within the Compliance Period or any extension thereof, including, if appropriate, by effecting a reverse stock split. There can be no assurance, however, that the Company will regain compliance with the Minimum Bid Price Requirement within the Compliance Period or any extension thereof.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in those sections. Forward-looking statements may be identified by words such as “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “anticipate,” “believe,” “estimate,” “potential,” “continue,” or the negative of these terms or other similar expressions. All statements contained in this Current Report on Form 8-K other than statements of historical fact, including, without limitation, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement and to maintain the listing of its common stock on The Nasdaq Capital Market, the Company’s intention to monitor the closing bid price of its common stock and to consider available options to regain compliance, the potential availability of the Second Compliance Period, and the timing, ratio, and effects of any reverse stock split that the Company may effect, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including those described in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Actual results may differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements made in this Current Report on Form 8-K speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: May 1, 2026	/s/ Joseph Nalepa
Name: Joseph Nalepa Title: Chief Financial Officer